As filed with the Securities and Exchange Commission on April 16, 2010.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

COMBINATORX, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3514457
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

245 First Street, Third Floor

Cambridge, Massachusetts 02142

(617) 301-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark H.N. Corrigan, M.D.

President and Chief Executive Officer

245 First Street, Third Floor

Cambridge, Massachusetts 02142

(617) 301-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Justin Renz Senior Vice President and Chief Financial Officer 245 First Street, Third Floor Cambridge, Massachusetts 02142 (617) 301-7000	Jason F. Cole, Esq. Senior Vice President and General Counsel 245 First Street, Third Floor Cambridge, Massachusetts 02142 (617) 301-7000	Stuart M. Cable, Esq. Joseph L. Johnson III, Esq. Goodwin Procter LLP 53 State Street Boston, Massachusetts 02109 (617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	21,060,796	$1.19	$25,062,347	$1,787

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices for the common stock of CombinatoRx, Incorporated on April 12, 2010, as reported by The Nasdaq Global Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 16, 2010

Prospectus

COMBINATORX, INCORPORATED

21,060,796 Shares of Common Stock

We issued shares of our common stock in a merger with Neuromed Pharmaceuticals Inc. (“Neuromed”) which closed on December 21, 2009. This prospectus relates to the resale from time to time of up to a total of 21,060,796 shares of our common stock by certain former stockholders of Neuromed described in the section entitled “Selling Stockholders” on page 5 of this prospectus.

The selling stockholders will receive all of the proceeds from the disposition of the shares or interests therein and will pay all underwriting discounts and selling commissions relating thereto. We have agreed to pay the legal, accounting, printing and other expenses related to the registration of the shares.

Our common stock is listed on the NASDAQ Global Market under the symbol “CRXX.” On April 15, 2010, the closing price for our common stock, as reported on the NASDAQ Global Market, was $1.35 per share. Our principal executive offices are located at 245 First Street, Third Floor, Cambridge, Massachusetts 02142.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 3 and the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                                 , 2010

(i)

Unless the context otherwise requires, all references to “CombinatoRx,” the Company,” “we,” “our,” “us” or “our company” in this prospectus refer to CombinatoRx, Incorporated, a Delaware corporation.

ABOUT THIS PROSPECTUS

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Incorporation of Certain Documents by Reference” on page 11. You should rely only on the information provided in this prospectus or documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions in which offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

On December 21, 2009, we completed our merger with Neuromed Pharmaceuticals Inc. (“Neuromed “) pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 30, 2009, by and among CombinatoRx, PawSox, Inc., a wholly-owned subsidiary of CombinatoRx (“PawSox”), Neuromed, Neuromed Pharmaceuticals Ltd. and Kurt C. Wheeler (the “Stockholder Representative”), as representative of the stockholders of Neuromed (the “Merger”). PawSox merged with and into Neuromed with Neuromed being the surviving corporation of the Merger and thereby becoming a wholly-owned subsidiary of us.

The Merger with Neuromed was a stock transaction and upon the consummation of the Merger, former Neuromed stockholders were issued an aggregate of 14,937,654 shares of our common stock (the “Initial Shares”), or approximately 20.8% of our then-current outstanding shares of our common stock. We also issued an aggregate of 67,826,875 shares of our common stock, representing approximately 57.6% of our then-outstanding shares, which were to be held in escrow pursuant to the terms of the Escrow Agreement, dated as of June 30, 2009, by and among CombinatoRx, the Stockholder Representative and Computershare Trust Company, N.A (the “Escrow Agreement”) which shares were to be released to former Neuromed stockholders, or returned to us for cancellation, based on the timing of approval of the product candidate Exalgo™ by the United States Food and Drug Administration (the “FDA”). Following the consummation of the Merger, we had approximately 117,828,410 shares of common stock issued and outstanding, including the 67,826,875 shares of common stock subject to the Escrow Agreement. The shares of our common stock issued to the Neuromed stockholders and into escrow were registered with the Securities and Exchange Commission on a Registration Statement on Form S-4 (Reg. No. 333-161146).

When the FDA did not approve Exalgo prior to January 1, 2010, 29,943,752 shares of our common stock held in escrow were cancelled. On March 1, 2010, the FDA approved Exalgo for the management of moderate to severe pain in opioid tolerant patients requiring continuous, around-the-clock opioid analgesia for an extended period of time, resulting in the release to former Neuromed stockholders of the remaining 37,883,123 shares of our common stock held in escrow, which, together with the Initial Shares represented approximately 59.6% of our outstanding shares.

ABOUT COMBINATORX, INCORPORATED

We develop novel drug candidates with a focus on the treatment of pain and inflammation. We have entered into multiple revenue-generating collaborations with large pharmaceutical companies and have a portfolio of clinical-stage product candidates targeting pain, inflammation and neurodegenerative diseases. We also apply our selective ion channel modulation platform and combination drug discovery technology to discover new product candidates for our portfolio. We received a $40.0 million milestone payment following FDA approval of Exalgo, and are eligible to receive tiered royalties on net sales of Exalgo by Mallinckrodt, Inc., a subsidiary of Covidien, plc.

We were incorporated in Delaware on March 28, 2000 under the name CombinatoRx, Incorporated. Our website address is www.combinatorx.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus and is not part of this prospectus. CombinatoRx®, the “CombinatoRx” logo, cHTS, Synavive and Neuromed are trademarks of CombinatoRx, Incorporated or its subsidiaries. Other trademarks, service marks and trade names referred to in this prospectus are the property of their respective owners.

Our common stock is listed on the NASDAQ Global Market under the symbol “CRXX.” Our principal executive offices are located at 245 First Street, Third Floor, Cambridge, Massachusetts 02142. Our telephone number is (617) 301-7000.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, on file with the SEC, which are incorporated by reference into this prospectus. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning product research, development and commercialization plans and timelines; any statements regarding the expected performance of our collaboration partners; any statements regarding safety and efficacy of product candidates, any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. In addition, forward looking statements may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings.

The forward-looking statements included in this prospectus represent our estimates as of the date of this prospectus. We specifically disclaim any obligation to update these forward-looking statements in the future, except as required by law. These forward-looking statements should not be relied upon as representing our estimates or views as of any date subsequent to the date of this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time of up to a total of 21,060,796 shares of our common stock by certain former stockholders of Neuromed, the selling stockholders. Pursuant to the terms of the Merger, we filed a Registration Statement on Form S-3, of which this prospectus constitutes a part, to permit the selling stockholders to resell to the public the shares of our common stock issued in connection with the Merger.

The following table, to our knowledge, sets forth information regarding the beneficial ownership of our common stock by the selling stockholders as of April 15, 2010 and the number of shares being offered hereby by each selling stockholder. For purposes of the following description, the term “selling stockholder” includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from each selling stockholder as a pledge, gift, partnership distribution or other non-sale related transfer. The information is based in part on information provided by or on behalf of the selling stockholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares, as well as any shares as to which the selling stockholder has the right to acquire beneficial ownership within sixty (60) days after April 15, 2010 through the exercise or conversion of any stock options, warrants, convertible debt or otherwise. Unless otherwise indicated below, each selling stockholder has sole voting and investment power with respect to its shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the selling stockholder. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

Security Holders	Shares of Common Stock Beneficially Owned Prior to the Offering (1)		Number of Shares Being Offered	Shares of Common Stock Beneficially Owned After the Offering (2)
	Number	%		Number	%
Entities affiliated with MPM Capital, L.P. (3) The John Hancock Tower 200 Clarendon Street 54th Floor Boston, Massachusetts 02116	14,633,961	16.5%	14,633,961	0	0
James Richardson & Sons, Limited 3000-One Lombard Place Winnipeg, Manitoba Canada(4)	6,426,835	7.2%	6,426,835	0	0

(1) Percentages prior to the offering are based on 88,867,597 shares of common stock that were issued and outstanding as of April 15, 2010. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 15, 2010 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other individual or entity shown in the table.

(2) We do not know when or in what amounts the selling stockholders may offer for sale the shares of common stock pursuant to this offering. The selling stockholders may choose not to sell any of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares of common stock pursuant to this offering, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the shares of common stock, we cannot estimate the number of shares of common stock that the selling stockholders will hold after completion of the offering. For purposes of this table, we have assumed that the selling stockholders will have sold all of the shares covered by this prospectus upon the completion of the offering.

(3) The shares of common stock beneficially owned prior to the offering includes 12,121,206 shares held by MPM BioVentures III-QP, L.P. (“BV III QP”), 813,832 shares held by MPM BioVentures III, L.P. (“BV III”), 365,078 shares held by MPM BioVentures III Parallel Fund, L.P. (“BV III PF”), 1,023,146 shares held by MPM BioVentures III GmbH & Co. Beteiligungs KG (“BV III KG”), 234,384 shares held by MPM Asset Management Investors 2003 BVIII LLC (“AM LLC”) and 76,315 shares held by MPM Asset Management LLC (“MPM AM”). MPM BioVentures III GP, L.P. (“BV III GP”) and MPM BioVentures III LLC (“BV III LLC”) are the direct and indirect general partners of BV III QP, BV III, BV III PF and BV III KG. Luke Evnin, Ansbert Gadicke, Nicholas Galakatos, Michael Steinmetz, Kurt Wheeler, Nicholas Simon III and Dennis Henner are each a Series A member of BV III LLC and a manager of AM LLC and, as a result, share voting and dispositive power with respect to the shares held by BV III QP, BV III, BV III PF, BV III KG and AM LLC. In addition, Messrs. Evnin and Gadicke are each a member of MPM AM and therefore share voting and dispositive power with respect to the shares held by MPM AM.

(4) Voting and/or dispositive decisions with respect to the shares held by James Richardson & Sons, Limited are subject to the prior approval of a majority of its directors. The directors of James Richardson & Sons, Limited are Hartley T. Richardson, Carolyn A. Hursh, Kristjan M. Benidickson, Royden R. Richardson, Gregg J. Hanson, Harvey L. Secter and Charles M. Winograd. Each director of James Richardson & Sons, Limited disclaims beneficial ownership of any shares held by James Richardson & Sons, Limited except to the extent of his or her pecuniary interest, if any. Hartley T. Richardson is also President and Chief Executive Officer of, and has an indirect minority interest in, James Richardson & Sons, Limited.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all or none of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions directly or through one or more underwriters, broker-dealers or agents. These sales may be at fixed prices, at varying prices determined at the time of sale, at prevailing market prices at the time of sale or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	by pledge to secure debts or other obligations;

•	through the writing of options or other derivatives;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock it owns and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a post-effective amendment to the registration statement of which this prospectus forms a part under applicable provisions of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

In connection with sales of the shares of common stock, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the shares of common stock in the course of hedging their positions. The selling stockholders may also sell the shares of common stock short and deliver the shares of common stock to close out short positions

The selling stockholders also may transfer or donate the shares of common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a post-effective amendment to the registration statement of which this prospectus forms a part under applicable provisions of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to this registration statement, of which this prospectus forms a part.

Each selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by such selling stockholder. If we are notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a post-effective amendment to the registration statement of which this prospectus forms a part. If a selling stockholder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

Once sold under this registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 0-51171. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2009;

•	Current Reports on Form 8-K filed with the SEC on January 4, 2010, January 6, 2010, January 20, 2010, February 12, 2010, February 16, 2010, March 2, 2010, and March 8, 2010; and

•

The description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on February 18, 2005, including any amendment or report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

CombinatoRx, Incorporated

Attn: Corporate Secretary

245 First Street

Third Floor

Cambridge, Massachusetts 02142

(617) 301-7000

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance with the Exchange Act, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to CombinatoRx, Incorporated, Attn: Corporate Secretary, 245 First Street, Third Floor, Cambridge, Massachusetts 02142. Our telephone number is (617) 301-7000. Our website is located at www.combinatorx.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the common stock offered in this prospectus will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

21,060,796 Shares

Common Stock

PROSPECTUS

, 2010

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

The date of this prospectus                     , 2010

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the Company’s estimates (other than the SEC registration fees) of the expenses in connection with the issuance and distribution of the shares of common stock being registered. None of the following expenses are being paid by the selling stockholders.

Registration fee	$1,787
Legal fees and expenses	15,000
Accounting fees and expenses	10,000
Printing fees and expenses	5,000
Transfer agent and trustee fees	—
Miscellaneous	—
Total	$31,787

* Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers.

Pursuant to Section 145(a) of the Delaware General Corporation Law, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of our company or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the Delaware General Corporation Law, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), we shall not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the Delaware General Corporation Law applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our sixth amended and restated certificate of incorporation provides that our directors shall not be liable to CombinatoRx or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. In addition, our sixth amended and restated certificate of incorporation provides that we shall indemnify our directors to the fullest extent permitted by the laws of the State of Delaware.

Our directors and officers are covered by insurance policies maintained by us against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933. In addition, we have entered into indemnification agreements with each of our directors that provide for indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.

The indemnification provisions contained in our sixth amended and restated certificate of incorporation and our amended and restated by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we will maintain insurance on behalf of our directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 16. Exhibits.

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue;

(7) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and

(8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 16th day of April, 2010.

COMBINATORX, INCORPORATED

By:	/s/ Mark H.N. Corrigan, M.D.
Mark H.N. Corrigan, M.D. President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below hereby severally constitutes and appoints Mark H.N. Corrigan, Justin Renz and Jason F. Cole and each of them singly, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Mark H.N. Corrigan, M.D. Mark H.N. Corrigan, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	April 16, 2010

/s/ Justin Renz Justin Renz	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 16, 2010

/s/ Frank Haydu Frank Haydu	Chairman of the Board of Directors	April 16, 2010

/s/ Sally W. Crawford Sally W. Crawford	Director	April 16, 2010

/s/ Todd Foley Todd Foley	Director	April 16, 2010

/s/ Christopher C. Gallen Christopher C. Gallen	Director	April 16, 2010

/s/ Bill Hunter Bill Hunter	Director	April 16, 2010

/s/ Michael G. Kauffman, M.D., Ph.D. Michael G. Kauffman, M.D., Ph.D.	Director	April 16, 2010

/s/ W. James O’Shea W. James O’Shea	Director	April 16, 2010

/s/ Hartley T. Richardson Hartley T. Richardson	Director	April 16, 2010

EXHIBIT INDEX

Exhibit No.	Description

3.1	Sixth Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 to Amendment No. 10 to the registrant’s registration statement on Form S-1/A filed on November 4, 2005) (File No. 333-121173)

3.2	Certificate of Amendment to the CombinatoRx, Incorporated Sixth Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed on December 21, 2009) (File No. 000-51171)

3.3	Amended and Restated By-laws of CombinatoRx, Incorporated (incorporated herein by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed on June 4, 2007) (File No. 000-51171)

5.1	Opinion of Goodwin Procter LLP as to the legality of the Securities being registered

23.1	Consent of Ernst & Young LLP

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included in Part II of this registration statement)